Exhibit 3.1

EMPIRE STATE REALTY TRUST, INC.

SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I

Offices

Section 1.01. Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 1.02. Additional Offices. The Corporation may have additional offices, including a principal executive office, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01. Place. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2.02. Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

Section 2.03. Special Meetings.

(a)    General. Each of the chairman of the Board of Directors, chief executive officer, president and Board of Directors may call a special meeting of stockholders. Except as provided in Section 2.03(b)(v), a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the Board of Directors, chief executive officer, president or Board of Directors, whoever has called the meeting. Subject to Section 2.03(b), a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b)    Stockholder-Requested Special Meetings.

(i)    Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary of the Corporation (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth:

(A)    as to the purpose of the special meeting and the matters proposed to be acted on at it and to any business that the requesting stockholder proposes to bring before the special meeting, (1) a reasonably detailed description of such purpose and the business to be conducted, the stockholder’s reasons for proposing such business at the special meeting, and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (3) a reasonably detailed description of all agreements, arrangements and understandings (I) between or among the stockholder and/or any Stockholder Associated Person or (II) between or among the stockholder and/or any Stockholder Associated Person, on the one hand, and any other person or entity (including their names), on the other hand, in connection with the request for the special meeting or the business proposed to be conducted at the special meeting;

(B)    as to each requesting stockholder and Stockholder Associated Person, (1) the name and address of such stockholder or Stockholder Associated Person, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person, and (2) the class, series and number of all shares of stock or other securities of the Corporation or any subsidiary thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person; provided, that, for purposes of the foregoing and wherever else used in this Article II, references to “beneficial” ownership or other correlative terms shall be deemed to have the meaning given thereto under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that such person or entity shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person or entity has a right to acquire beneficial ownership at any time in the future;

(C)    as to each requesting stockholder or Stockholder Associated Person, any Disclosable Interests (as defined below);

(D)    all information relating to each requesting stockholder or Stockholder Associated Person and each matter of business proposed to be acted on at the special meeting that must be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to, and in accordance with, Regulation 14A (or any successor provision) under the Exchange Act and the rules and regulations promulgated thereunder; and

(E)    the signature and date of signature of each requesting stockholder (or of their agents, duly authorized in a writing accompanying the Record Date Request Notice).

(F)    In addition, each stockholder submitting a Record Date Request Notice and each Stockholder Associated Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Request Record Date.

(ii)    Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) calendar days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) calendar days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) calendar day after the first date on which the Record Date Request Notice is received by the secretary. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Article II, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Article II, then the Board of Directors shall not be required to fix a Request Record Date and the secretary shall not be required to call a special meeting of stockholders.

(iii)    In order for any stockholder to request a special meeting to act on any matter described in a Record Date Request Notice that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed and dated by stockholders of record (or their agents duly authorized in a writing accompanying the Special Meeting Request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. No business may be considered at a special meeting called by the secretary in accordance with this Section 2.03(b) (a “Stockholder-Requested Special Meeting”), except as described in the applicable Record Date Request Notice or at the direction of the Board of Directors. The Special Meeting Request shall be sent to the secretary by registered mail, return receipt requested, and be received by the secretary within sixty (60) calendar days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the secretary.

(iv)    Each stockholder providing a Special Meeting Request (other than a stockholder that provides a Special Meeting Request in response to a solicitation made pursuant to a solicitation statement filed on Schedule 14A pursuant to, and in accordance with, Regulation 14A under the Exchange Act) shall provide the information about such stockholder and any Stockholder Associated Person required to be provided in a Record Date Request Notice pursuant to Section 2.03(b)(i) (or, if applicable, shall update any information provided by such stockholder in a Record Date Request Notice), so that such information with respect to the stockholder and each Stockholder Associated Person is true and correct as of the record date for the Stockholder-Requested Special Meeting (the “Meeting Record Date”) and as of the date that is ten Business Days (as defined below) prior to the date of the Stockholder-Requested Special Meeting and the date(s) of any adjournment or postponement thereof. Any such update and supplement shall be sent to the secretary by courier or registered mail, return receipt requested, and shall be received by the secretary, in the case of information required to be provided as of the Meeting Record Date, not later than five (5) Business Days after the Meeting Record Date and, in the case of information required to be provided as of the date that is ten (10) Business Days prior to the date of such Stockholder-Requested Special Meeting and the date(s) of any adjournment or postponement thereof, not later than eight (8) Business Days prior to the date of the Stockholder-Requested Special Meeting or, if practicable, the date(s) of any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder-Requested Special Meeting has been adjourned or postponed). In addition, each stockholder providing a Special Meeting Request and each Stockholder Associated Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to call a Stockholder-Requested Special Meeting.

(v)    The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a Stockholder-Requested Special Meeting and such meeting shall not be held unless, in addition to the Special Meeting Request required by Section 2.03(b)(iii), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(vi)    In the case of any Stockholder-Requested Special Meeting, such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Special Meeting shall be not more than ninety (90) calendar days after the Meeting Record Date; and provided, further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Special Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) calendar day after the Meeting Record Date or, if such ninetieth (90th) calendar is not a Business Day (as defined below), on the first preceding Business Day; and provided, further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Special Meeting within ten (10) calendar days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any Stockholder-Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or other special meeting. The Board of Directors may revoke the notice for any Stockholder-Requested Special Meeting in the event that the requesting stockholders fail to comply with the provisions of Section 2.03(b)(v).

(vii)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (A) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (B) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (1) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (2) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(viii)    The chairman of the Board of Directors, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (A) five Business Days after receipt by the secretary of such purported request and (B) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (viii) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(ix)    For purposes of this Article II, “Stockholder Associated Person” of any stockholder means (A) the beneficial owner or beneficial owners, if different, of shares of stock of the Corporation at whose request the notice is given pursuant to this Article II, (B) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or, if applicable, such beneficial owner and (C) any other person with whom such stockholder or, if applicable, such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

(x)    For purposes of this Article II, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Regulation 14A under the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(xi)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 2.04. Notice.

(a)    Not less than ten (10) nor more than ninety (90) calendar days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

(b)    Subject to Section 2.11(a) hereof, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 2.11(c)(iii) hereof) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten (10) calendar days prior to such date and otherwise in the manner set forth in this section.

Section 2.05. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the chairman of the Board of Directors, by one of the following officers present at the meeting in the following order: the vice chairman of the Board of Directors, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.06. Quorum; Adjournment.

(a)    At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than one hundred twenty (120) calendar days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

(b)    The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 2.07. Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 2.08. Proxies. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven (11) months after its date unless otherwise provided in the proxy.

Section 2.09. Voting of Stock by Certain Holders.

(a)    Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

(b)    Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

(c)    The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 2.10. Inspectors. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a)    Annual Meetings of Stockholders.

(i)    At an annual meeting of the stockholders, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who (1) was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.11(a) and at the time of the annual meeting, (2) is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and (3) has complied with this Section 2.11(a). Except for proposals properly made pursuant to, and in accordance with, (I) Rule

14a-8 under the Exchange Act or (II) or as set forth in Section 2.14, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (C) shall be the exclusive means for a stockholder to nominate individuals for election to the Board of Directors and propose other business to be brought before an annual meeting of the stockholders.

(ii)    For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.11(a)(i)(C), the stockholder must have given timely notice (as further described below) thereof in writing and in proper form to the secretary and provided any updates or supplements to such notice at the times and in the forms required by this Section 2.11 and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 2.11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the one hundred fiftieth (150th) calendar day nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) calendar day prior to the first anniversary of the date of the proxy statement (as defined in Section 2.11(c)(iii)) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) calendar days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so delivered not earlier than the one hundred fiftieth (150th) calendar day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) calendar day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. For the avoidance of doubt, for a stockholder to bring nominations before an annual or special meeting, such stockholder must comply with either the procedures set forth in this Section 2.11 or the procedures set forth in Section 2.14, and these Sections shall be the exclusive means for a stockholder to bring nominations properly before an annual meeting or special meeting. A stockholder’s compliance with the procedures set forth in this Section 2.11 will not also be deemed to constitute compliance with the procedures set forth in Section 2.14.

(iii)    To be in proper form, such stockholder’s notice to the secretary shall set forth:

(A)    as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to, and in accordance with, Regulation 14A (or any successor provision) under the Exchange Act (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B)    as to any other business that the stockholder proposes to bring before the meeting, (1) a reasonably detailed description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (3) a reasonably detailed description of all agreements, arrangements and understandings: (I) between or among the stockholder and/or any Stockholder Associated Person; or (II) between or among the stockholder and/or any Stockholder Associated Person, on the one hand, and any other person or entity (including their names), on the other hand, in connection with the proposal of such business by such stockholder;

(C)    as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(1)    the class, series and number of the Company Securities, if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(2)    the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(3)    (I) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder, any Proposed Nominee and any Stockholder Associated Person, the purpose or effect of which is to give such stockholder, Proposed Nominee or Stockholder Associated Person economic risk similar to ownership of shares or units of any Company Securities, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares or units of any Company Securities, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares or units of any Company Securities (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (a) the derivative, swap or other transactions convey any voting rights in such shares or units to such stockholder, Proposed Nominee or Stockholder Associated Person, (b) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or units or (c) such stockholder, Proposed Nominee or Stockholder Associated Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (II) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Regulation 14A under the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such stockholder, Proposed Nominee or Stockholder Associated Person has or shares a right to vote any shares or units of any Company Securities, (III) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, Proposed Nominee or Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares or units of any Company Securities by, manage the risk of price changes for, or increase or decrease the voting power of, such stockholder, Proposed Nominee or Stockholder Associated Person with respect to the shares or units of any Company Securities, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares or units of any Company Securities (“Short Interests”), (IV) any rights to dividends on the shares or units of any Company Securities owned beneficially by such stockholder, any Proposed Nominee or any Stockholder Associated Person that are separated or separable from the underlying Company Securities, (V) any performance-related fees (other than an asset based fee) that such stockholder, any Proposed Nominee or any Stockholder Associated Person is entitled to based on any increase or decrease in the price or value of shares or units of any Company Securities, or any Synthetic Equity Interests or Short Interests, if any, (VI) (a) if such stockholder or any Stockholder Associated Person with an interest in ownership, or that has taken an action referred to in Section 2.11(a)(iii)(B) or (C) (other than this Section 2.11(a)(iii)(C)(3) is not a natural person, the identity of the natural person or persons associated with such stockholder or Stockholder Associated Person responsible for the formulation of and decision to propose the business to be brought before the meeting or nominate any such Proposed Nominee (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder or Stockholder Associated Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares or units of any Company Securities and that reasonably could have influenced the decision of such stockholder or Stockholder Associated Person to propose such business to be brought before the meeting or nominate any such Proposed Nominee, and (b) if such stockholder or any such Stockholder Associated Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares or units of any Company Securities and that reasonably could have influenced the decision of such stockholder or Stockholder Associated Person to propose such business to be brought before the meeting or nominate any such Proposed Nominee, (VII) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such stockholder, any Proposed Nominee and any Stockholder Associated Person, (VIII) any direct or indirect interest of such stockholder, any Proposed Nominee and any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (IX) any pending or threatened litigation in which such stockholder, any Proposed Nominee or any Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (X) any material transaction occurring during the prior twelve months between such stockholder, any Proposed Nominee and any Stockholder Associated Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (XI) a summary of any material discussions regarding the business proposed to be brought before the meeting or the nomination or identity of the Proposed Nominee (a) between or among any stockholder, any Proposed Nominee and any Stockholder Associated Person or (b) between or among any stockholder, any Proposed Nominee and any Stockholder Associated Person and any other record or beneficial holder of the shares or units of any Company Securities (including their names) and (XII) any other information relating to such stockholder, any Proposed Nominee and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such stockholder and any Stockholder Associated Person in support of the business proposed to be brought before the meeting or the election of any Proposed Nominee pursuant to, and in accordance with, Regulation 14A under the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (X) through (XII) are referred to as “Disclosable Interests”); provided, however, that the Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner,

(4)    without limiting the foregoing, any other substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any subsidiary thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, provided, however, that such interests shall not include interests acquired in the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner, and

(5)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and/or any Stockholder Associated Person, on the one hand, and each Proposed Nominee, his or her respective affiliates and associates and any other persons with whom such Proposed Nominee (or any of his or her respective affiliates and associates) is Acting in Concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to this paragraph are referred to as “Nominee Information”);

(D)    as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in Sections 2.11(a)(iii)(B) or (C) and any Proposed Nominee,

(1)    the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(2)    the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(E)    to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(iv)    Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by (A) a certificate executed by the Proposed Nominee certifying that such Proposed Nominee (1) will serve as a director of the Corporation if elected; (2) is not and will not become a party to (I) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the

Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s duties under applicable law, (3) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (4) would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines of the Corporation; and (B) a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to, and in accordance with, Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(v)    Notwithstanding anything in this Section 2.11(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least one hundred thirty 130 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided, that the special meeting has been called in accordance with Section 2.03(a) hereof for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 2.11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 2.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice containing the information required by Section 2.11(a)(iii), is delivered to the secretary at the principal executive office of the Corporation not earlier than the one hundred twentieth (120th) calendar day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the ninetieth (90th) calendar day prior to such special meeting or the tenth (10th) calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c)    General.

(i)    If information submitted pursuant to this Section 2.11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11 and (B) a written update of any information (including, if requested, by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.11.

(ii)    Only such individuals who are nominated in accordance with this Section 2.11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.11.

(iii)    For purposes of this Section 2.11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to stockholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission (the “SEC”) from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act.

(iv)    Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to, and in accordance with, Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person pursuant to, and in accordance with, Regulation 14A under the Exchange Act.

Section 2.12. Meeting by Conference Telephone. The Board of Directors or chairman of the meeting may permit one or more stockholders to participate in a meeting of the stockholders by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 2.13. Control Share Acquisition Act. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed or amended, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal or amendment, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 2.14. Proxy Access Rights.

(a)    Proxy Access Nomination.

(i)    Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, nominations of individuals for election to the Board of Directors at such annual meeting may be made by (A) a stockholder or (B) a group of no more than 20 stockholders that satisfy the requirements of this Section 2.14 (as further qualified by the provisions of this Section 2.14, any such individual or group, including as the context requires each member thereof, being hereinafter referred to as an “Eligible Stockholder”). The nomination provisions set forth in this Section 2.14 are separate from, and in addition to, the nomination provisions set forth in Section 2.11(a). Subject to the provisions of this Section 2.14 and to the extent permitted by applicable law, the Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder pursuant to this Section 2.14.

(ii)    For purposes of this Section 2.14, the “Required Information” that the Corporation will include in its proxy materials is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these Bylaws, by the Charter and/or by the listing standards of each principal United States exchange upon which the common stock of the Corporation is listed and (B) the written statement, if any, consisting of five hundred (500) words or less delivered by the Eligible Stockholder pursuant to procedures set forth in Section 2.14(d)(iv), in support of the Stockholder Nominee’s candidacy that is clearly and specifically identified as the written statement that the Eligible Stockholder requests the Corporation to include in its proxy materials and does not include any references to any other statements or written materials in support of the Stockholder Nominee’s candidacy or any website or other locations where any such statements or written materials may be found (the “Statement”). If the Eligible Stockholder has not provided to the secretary a Statement within the time period specified in this Section 2.14 for delivering the Notice of Proxy Access Nomination, the Eligible Stockholder will be deemed to have not provided the Statement, and the Required Information will not include the Statement. Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) if the Corporation believes that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(b)    Notice Requirements.

(i)    In order to nominate a Stockholder Nominee pursuant to this Section 2.14, an Eligible Stockholder must, in addition to satisfying the other requirements of Section 2.14, provide to the secretary, a written notice expressly nominating its Stockholder Nominee(s) and electing to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 2.14 that complies with the requirements set forth in this Section 2.14 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Stockholder to nominate a Stockholder Nominee pursuant to this Section 2.14, the Eligible Stockholder’s Notice of Proxy Access Nomination must be received by the secretary at the principal executive office of the Corporation not earlier than the one hundred fiftieth (150th) calendar day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) calendar day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) calendar days from the first (1st) anniversary of the date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination to be timely must be so delivered not earlier than the one hundred fiftieth (150th) calendar day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) calendar day prior to the date of such annual meeting or the tenth (10th) calendar day following the day on which the public announcement of the date of such meeting is first made. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 2.14. For purposes of this Section 2.14, the terms “date of the proxy statement” and “public announcement” shall have the meaning given to such terms in Section 2.11(c)(iii).

(ii)    In order to nominate a Stockholder Nominee pursuant to this Section 2.14, an Eligible Stockholder providing the Required Information within the time period specified in Section 2.14(b)(i) for delivering the Notice of Proxy Access Nomination must further update and supplement such Required Information, if necessary, so that all such information provided or required to be provided shall be true and correct as of the close of business on the record date for purposes of determining the stockholders entitled to vote at such annual meeting and as of the date that is ten (10) Business Days prior to such annual meeting, and such update and supplement (or a written notice stating that there is no such update or supplement) must be delivered in writing to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the fifth (5th) Business Day after the record date for purposes of determining the stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 p.m., Eastern Time, on the fifth Business Day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting).

(iii)    In the event that any of the information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of any defect in such previously provided information or communications and of the information that is required to correct any such defect.

(c)    Maximum Number of Stockholder Nominees.

(i)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 2.14 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, that the maximum number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting will be reduced by the number of individuals that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination by one or more stockholders pursuant to Section 2.11 or this Section 2.14.

(ii)    Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds the maximum number of Stockholder Nominees provided for in Section 2.14(c)(i) (including by operation of Section 2.14(c)(iii)). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 for an annual meeting exceeds the maximum number of Stockholder Nominees provided for in Section 2.14(c)(i) (including by operation of Section 2.14(c)(iii)), the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 from each Eligible Stockholder (with such determination and the determination of whether a stockholder or group of stockholders constitutes an Eligible Stockholder to be based on compliance with the provisions of this Section 2.14 as of the Final Proxy Access Nomination Date) will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned by such Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 2.14 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 from each Eligible Stockholder determined in the manner set forth above has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees provided for in this Section 2.14 is reached. The Stockholder Nominees initially selected in accordance with this Section 2.14(c)(ii) will be the only Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 2.14. The Notices of Proxy Access Nomination and nominations of all of the remaining Stockholder Nominees not initially selected pursuant to this Section 2.14(c)(ii) will be deemed to have been withdrawn by each of the applicable stockholders as of the Final Proxy Access Nomination Date, and,

following such initial selection, if any one or more of the Stockholder Nominees so selected are (A) nominated by the Board of Directors or (B) not included in the Corporation’s proxy materials or are not submitted for election for any reason, including, without limitation, a subsequent failure to comply with this Section 2.14 by the Eligible Stockholder or the Eligible Stockholder’s withdraw of the nomination, then, in each case, no additional Stockholder Nominees will be included in the Corporation’s proxy materials or otherwise submitted for stockholder election pursuant to this Section 2.14.

(iii)    If for any reason one or more vacancies occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the applicable annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 2.14 shall be calculated based on the number of directors in office as so reduced. The Notices of Proxy Access Nomination and nominations of any Stockholder Nominees who cease to be eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 2.14 as a result of the operation of this Section 2.14(c)(iii) will be deemed to have been withdrawn by each of the applicable Eligible Stockholders as of the Final Proxy Access Nomination Date.

(d)    Stockholder Eligibility.

(i)    For purposes of this Section 2.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (1) borrowed by such Eligible Stockholder for any purposes or purchased by such Eligible Stockholder pursuant to an agreement to resell, (2) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (I) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares by such Eligible Stockholder or any of its affiliates and/or (II) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Eligible Stockholder or affiliate, and (y) shall be reduced by the notional amount of shares of common stock of the Corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether or not any such instrument is to be settled with shares or with cash, to the extent the number of shares owned by the Eligible Stockholder was not already reduced by such amount pursuant to clause (x)(3) above, and a number of shares of common stock of the Corporation equal to the net “short” position in the common stock of the Corporation held by such Eligible Stockholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is unconditionally revocable at any time by the Eligible Stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.

(ii)    In order to make a nomination pursuant to this Section 2.14, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the date the Notice of Proxy Access Nomination is required to be received by the Corporation in accordance with this Section 2.14 and the close of business on the record date for determining stockholders entitled to vote at the applicable annual meeting, and must continue to own the Required Shares through the applicable meeting date (and any postponement or adjournment thereof); provided, that, up to, but not more than, twenty (20) individual stockholders who otherwise meet all of the requirements to be an Eligible Stockholder may aggregate their stockholdings in order to meet the Required Ownership Percentage, but not the Minimum Holding Period, of the Required Shares. For purposes of this Section 2.14, the “Required Ownership Percentage” is three percent (3%) or more of the Corporation’s issued and outstanding common stock, and the “Minimum Holding Period” is three (3) years.

(iii)    Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 2.14 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. In determining the aggregate number of stockholders in a group, a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (a “Qualifying Fund Family”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 2.14, a Qualifying Fund Family whose stock ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the secretary such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition hereof. When an Eligible Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire Eligible Stockholder group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting.

(iv)    In addition to providing the Notice of Proxy Access Nomination in accordance with Section 2.14(b)(i) above, in order to nominate a Stockholder Nominee pursuant to this Section 2.14, an Eligible Stockholder or the Stockholder Nominee, as applicable, must provide the following information in writing to the secretary within the time period specified in this Section 2.14 for delivering the Notice of Proxy Access Nomination:

(A)    one or more written statements from the record holders of the Required Shares or from the intermediaries through which the shares are or have been held during the Minimum Holding Period verifying that, as of a date within seven (7) Business Days prior to the date the Notice of Proxy Access Nomination is received by the secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide the updates and supplements (or written notices stating that there are no such updates or supplements) described in Section 2.14(b)(ii) within the time periods set forth therein;

(B)    a copy of the Schedule 14N filed or to be filed with the SEC in accordance with Rule 14a-18 of the Exchange Act (and, if not included in such Schedule 14N, the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N);

(C)    the Required Information (with the Statement, if any, clearly and specifically identified as such) and all other information, representations and agreements that are required to be set forth in a stockholder’s notice, or provided to the Corporation in order to nominate an individual for election as a director, pursuant to Section 2.11;

(D)    the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(E)    in the case of a Notice of Proxy Access Nomination that is submitted by an Eligible Stockholder that is comprised of a group of stockholders, the designation by all of such stockholders of one of such stockholders that is authorized to act on behalf of all of such stockholders with respect to all matters relating to the nomination or inclusion in the Corporation’s proxy materials of the Stockholder Nominee(s) nominated by such Eligible Stockholder, including, without limitation, the withdrawal of such nomination;

(F)    an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;

(G)    an irrevocable resignation of the Stockholder Nominee, which shall become effective upon a determination in good faith by the Board of Directors or any committee thereof that the information provided to the Corporation by such individual pursuant to this Section 2.14 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(H)    a representation (in the form provided by the secretary upon written request) that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and that the Eligible Stockholder does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting (or any postponement or adjournment thereof) any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.14, (3)

has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form of proxy distributed by the Corporation, (5) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (6) meets the requirements set forth in this Section 2.14 and (7) has provided and will continue to provide facts, statements and other information in all communications with the Corporation and its stockholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(I)    a written undertaking (in the form provided by the secretary upon written request) that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the communications with stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) has provided or will provide to the Corporation or filed with the SEC, (3) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation arising out of any nomination of a Stockholder Nominee submitted by the Eligible Stockholder pursuant to this Section 2.14, and (3) promptly provide to the Corporation such additional information as requested pursuant to this Section 2.14.

(J)    In connection with Section 2.14(d)(iv)(A) above, if any intermediary which verifies the Eligible Stockholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Stockholder will also need to provide a written statement as required by Section 2.14(d)(iv)(A) from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.

(e)    Stockholder Nominee Requirements.

(i)    Notwithstanding anything in these Bylaws to the contrary, the Corporation shall not be required to include, pursuant to this Section 2.14, any Stockholder Nominee in its proxy materials (and no such Stockholder Nominee may be nominated pursuant to this Section 2.14) for any annual meeting of stockholders (A) for which the secretary receives a notice that the Eligible Stockholder or any other stockholder of the Corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for Stockholder Nominees for director set forth in Section 2.11, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) if such Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case, in connection with service as a director of the Corporation, (D) who is not independent under the listing standards of each principal United States exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (E) who does not meet the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the common stock of the Corporation is listed; (F) who is not a “non-employee trustee” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (G) who is not an “outside trustee” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (H) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Charter, the rules and listing standards of the principal United States exchanges upon which the common stock of the Corporation is listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (I) who provides any information to the Corporation or its stockholders required or requested pursuant to any provision of these Bylaws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Stockholder Nominee in connection with the nomination, (J) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (K) who is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (L) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (M) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof or (N) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 2.14.

(ii)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting, or (B) does not receive a number of “for” votes equal to at least twenty five percent (25%) of the number of shares present and entitled to vote for the election of directors, will be ineligible for nomination or inclusion in the Corporation’s proxy materials as a Stockholder Nominee pursuant to this Section 2.14 for the next two (2) annual meetings of stockholders.

(iii)    Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 2.14 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 2.14 in any material respect, then such nomination shall not be considered at the applicable annual meeting. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 2.14, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 2.14 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 2.14 in any material respect, then such nomination shall not be considered at the applicable annual meeting. Additionally, such nomination will not be considered at the annual meeting in question if the Eligible Stockholder (or a qualified representative thereof) does not appear at the applicable annual meeting to present any nomination of the Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 2.14. For purposes of this Section 2.14, to be considered a qualified representative of a stockholder, a person must be duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 2.14, the presiding officer shall so declare at the applicable annual meeting and ballots shall be provided for use at such meeting with respect to such Stockholder Nominee.

(f)    This Section 2.14 provides the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials. A stockholder’s compliance with the procedures set forth in this Section 2.14 will not also be deemed to constitute compliance with the procedures set forth in, or notice pursuant to, Section 2.11.

(g)    For the avoidance of doubt, the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(h)    For purposes of this Section 2.14, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 2.14 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.

ARTICLE III

Directors

Section 3.01. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 3.02. Number, Tenure, Resignation and Qualifications. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided, that the number thereof shall never be less than the minimum number required by the MGCL, nor more than fifteen (15), and further provided, that the tenure of office of a director shall not be affected by any decrease in the number of directors.

Unless otherwise provided in the Charter or these Bylaws, a director shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until the next annual meeting of the stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the Board of Directors or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. At all times, except in the case of a vacancy, a majority of the Board of Directors shall be Independent Directors (as defined below). For the purposes of these Bylaws, “Independent Director” shall have the definition set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as amended from time to time, or such superseding definition as is hereafter promulgated by the New York Stock Exchange (the “NYSE”).

Section 3.03. Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 3.05. Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty-four (24) hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.06. Quorum.

(a)    A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided, further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.

(b)    The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 3.07. Voting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 3.08. Organization. At each meeting of the Board of Directors, the chairman of the Board of Directors or, in the absence of the chairman, the vice chairman of the Board of Directors, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the Board of Directors, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting shall act as secretary of the meeting.

Section 3.09. Telephone Meetings. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.10. Consent by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 3.11. Vacancies. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Until such time as the Corporation becomes subject to Section 3-804(c) of the MGCL, any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum; any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors; and any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. At such time as the Corporation becomes subject to Section 3-804(c) of the MGCL and except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Section 3.12. Compensation. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13. Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.14. Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.15. Certain Rights of Directors and Officers. A director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 3.16. Emergency Provisions. Notwithstanding any other provision in the Charter or these Bylaws, this Section 3.16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Section 3.06 of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

Committees

Section 4.01. Number, Tenure and Qualifications. The Board of Directors may appoint from among its members a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee and may appoint such other committees as it deems appropriate to serve at the pleasure of the Board of Directors. All committees shall be composed of one or more directors; provided, however, that the exact composition of each committee, including the total number of directors and the number of Independent Directors on each such committee, shall at all times comply with the listing requirements and rules and regulations of the NYSE, as modified or amended from time to time, and the rules and regulations of the SEC, as modified or amended from time to time.

Section 4.02. Powers. The Board of Directors may delegate to committees appointed under Section 4.01 any of the powers of the Board of Directors, except as prohibited by law.

Section 4.03. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

Section 4.04. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.05. Consent by Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 4.06. Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

Officers

Section 5.01. General Provisions. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the Board of Directors, a vice chairman of the Board of Directors, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 5.02. Removal and Resignation. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the Board of Directors, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 5.03. Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 5.04. Chief Executive Officer. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the Board of Directors shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.05. Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.06. Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.07. Chairman of the Board of Directors. The Board of Directors may designate from among its members a chairman of the Board of Directors, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chairman of the Board of Directors as an executive or non-executive chairman. The chairman of the Board of Directors shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The chairman of the Board of Directors shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 5.08. President. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.09. Vice President. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

Section 5.10. Secretary. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 5.11. Treasurer.

(a)    The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

(b)    The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 5.12. Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.

Section 5.13. Compensation. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

ARTICLE VI

Contracts, Loans, Checks and Deposits

Section 6.01. Contracts. The Board of Directors, or a committee thereof, may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when (a) duly authorized or ratified by action of the Board of Directors or such committee and (b) executed by an authorized person.

Section 6.02. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 6.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer, the treasurer or any other officer designated by the Board of Directors may determine.

ARTICLE VII

Stock

Section 7.01. Certificates. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 7.02. Transfers.

(a)    All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

(b)    The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

(c)    Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 7.03. Replacement Certificate. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, that if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 7.04. Fixing of Record Date.

(a)    The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to 5:00 p.m. Eastern Time on the day the record date is fixed and shall be not more than ninety (90) calendar days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

(b)    When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than one hundred twenty (120) calendar days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 7.05. Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 7.06. Fractional Stock; Issuance of Units. The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

Accounting Year

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

Distributions

Section 9.01. Authorization. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or shares of stock of the Corporation, subject to the provisions of law and the Charter.

Section 9.02. Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

Investment Policy

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

Seal

Section 11.01. Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 11.02. Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

Indemnification and Advance of Expenses

The Corporation shall, to the maximum extent permitted by Maryland law in effect from time to time, indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to any (i) present or former member, manager, shareholder, director, limited partner, general partner, officer or controlling person of (A) Malkin Holdings LLC, (B) an entity that owned an interest in one of the eighteen (18) real properties or two acres of land that are going to be or were contributed to the Corporation, Empire State Realty OP, L.P. (the “Operating Partnership”) or their subsidiaries (each such entity, a “Contributing Entity”) in the Corporation’s initial public offering or (C) any direct or indirect partner or member, or any employee benefit plan or other enterprise thereof (provided, that, in the case such direct or indirect partner or member owns direct or indirect interests in any properties not being contributed to the Corporation, the Operating Partnership or their subsidiaries in the Corporation’s initial public offering, only to the extent such service relates to the business of Malkin Holdings LLC or any Contributing Entity) or (ii) any agent for participants in any Contributing Entity or any direct or indirect partner or member thereof (provided, that, in the case such direct or indirect partner or member owns direct or indirect interests in any properties not being contributed to the Corporation or the Operating Partnership, only to the extent such service relates to the business of Malkin Holdings LLC or any Contributing Entity). The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise. For the avoidance of doubt, the rights of indemnification provided by the Charter and these Bylaws shall protect acts performed by such indemnitees (including by reason of being named a person who is about to become a director) prior to the date of adoption of these Bylaws, including acts performed, or omissions taking place, prior to the formation of the Corporation.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

Waiver of Notice

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIV

Amendment of Bylaws

The Board of Directors shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XV

Severability

If any provision of the Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.

ARTICLE XVI

Miscellaneous

Section 16.01. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of an executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

Section 16.02. Voting Stock in Other Companies. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the chief executive officer, the president, a vice-president, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 16.03. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE XVII

Exclusive Forum for Certain Litigation

Unless the Corporation consents in writing to the selection of an alternative forum for a particular proceeding, the federal courts of the United States sitting in the Southern District of New York, or, if such courts do not have jurisdiction, the state courts sitting in New York County, New York, shall be the sole and exclusive forum for:

(a)    any derivative action or proceeding brought on behalf of the Corporation;

(b)    any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation;

(c)    any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Maryland General Corporation Law, the charter of the Corporation or these Bylaws;

(d)    any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine; or

(e)    any other action asserting a claim of any nature brought by or on behalf of any stockholder of the Corporation (which, for purposes of this Article XVII, shall mean any stockholder of record or any beneficial owner of stock of the Corporation either on his, her or its own behalf or on behalf of any series or class of shares of stock of the Corporation or any group of stockholders of the Corporation) against the Corporation or any director or officer or other employee of the Corporation.

As the Corporation would be irreparably harmed by any action filed in violation of this Article XVII and could not be adequately compensated by monetary damages alone, the Corporation shall be entitled to specific performance of this Article XVII and to temporary, preliminary and permanent injunctive relief to specifically enforce the terms of this Article XVII and to prevent any breach thereof.

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